United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: August 14, 2026

(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
5.000% Notes due 2029	O29B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
4.875% Notes due 2030	O30B	New York Stock Exchange
5.750% Notes due 2031	O31A	New York Stock Exchange
3.375% Notes due 2031	O31B	New York Stock Exchange
3.625% Notes due 2032	O32A	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
5.125% Notes due 2034	O34	New York Stock Exchange
3.875% Notes due 2035	O35B	New York Stock Exchange
6.000% Notes due 2039	O39	New York Stock Exchange
5.250% Notes due 2041	O41	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Indenture and Notes

On August 14, 2026, Realty Income Corporation (the “Company”) issued $1.0 billion principal amount of its 3.750% Convertible Senior Notes due 2031 (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of August 14, 2026, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Pursuant to the purchase agreement between the Company and the representatives of the initial purchasers of the Notes, the Company granted the initial purchasers an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $125.0 million principal amount of Notes. The Notes issued on August 14, 2026 include $125.0 million principal amount of Notes issued pursuant to the full exercise by the initial purchasers of such option.

The Notes were offered in a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Notes and any shares of the Company’s common stock issuable upon conversion thereof have not been registered under the Securities Act or any applicable state securities laws, and the Notes and any such shares may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws. This report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The Notes will be the Company’s senior, unsecured obligations and will be (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries. The Notes will accrue interest at a rate of 3.750% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2027. The Notes will mature on August 15, 2031, unless earlier repurchased, redeemed or converted.

Holders may convert their Notes at their option in the following circumstances:

• during any calendar quarter commencing after the calendar quarter ending on September 30, 2026 (and only during such calendar quarter), if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

• during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock on such trading day and the conversion rate on such trading day;

• upon the occurrence of certain corporate events or distributions on the Company’s common stock, as described in the Indenture;

• if the Company calls such Notes for redemption; and

• at any time from, and including, May 15, 2031 until the close of business on the second scheduled trading day immediately before the maturity date.

The initial conversion rate for the Notes will be 13.7512 shares of the Company’s common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $72.72 per share of the Company’s common stock, and is subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted, based on the then applicable conversion rate.

The Company may not redeem the Notes at its option at any time before August 20, 2029, except as described below. Subject to the terms of the Indenture, the Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after August 20, 2029 and on or before the 20th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if (1) the Notes are “freely tradable” (as defined in the Indenture) as of the date the Company sends the related redemption notice and all accrued and unpaid additional interest, if any, has been paid in full as of the first interest payment date occurring on or before the date the Company sends such notice; and (2) the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends such redemption notice; and (ii) the trading day immediately before the date the Company sends such notice. However, the Company may not redeem less than all the outstanding Notes unless at least $100.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the redemption notice. In addition, the Company may also redeem all, but not less than all, of the Notes at any time, but only if (1) the Notes are freely tradable as of the date the Company sends the related redemption notice and all accrued and unpaid additional interest, if any, has been paid in full as of the date the Company sends the related redemption notice and (2) the aggregate principal amount of the Notes outstanding as of the date the Company sends the related redemption notice is less than 10% of the aggregate principal amount of the Notes initially issued under the Indenture. Subject to the terms of the Indenture, if the Company determines that redeeming the Notes is necessary to preserve its status as a real estate investment trust for U.S. federal income tax purposes, then, the Company will have the right, exercisable at its election, to redeem all or part of the Notes before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The redemption price for any redemption will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, calling any Note for redemption will constitute a “make-whole fundamental change” (as defined in the Indenture) with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

Upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture), the Company will in certain circumstances increase the conversion rate for a specified period of time.

In addition, upon the occurrence of a “fundamental change” (as defined in the Indenture), subject to a limited exception for certain cash mergers, holders of the Notes may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date (subject to the right of holders on a regular record date to receive the related interest payment). The definition of fundamental change includes certain events with respect to the ownership of the Company’s common stock, certain business combination transactions involving the Company, certain de-listing events with respect to the Company’s common stock and the approval of a liquidation or dissolution plan by the Company’s stockholders.

The events of default, as set forth in the Indenture, include (i) default by the Company in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Notes, (ii) default by the Company for 30 consecutive days in the payment when due of interest on any Note, (iii) failure by the Company to deliver, when required by the Indenture, (x) a fundamental change notice or (y) a notice of certain corporate events as provided in the Indenture, if, only in the case of clause (x), such failure is not cured within five days after its occurrence, (iv) default by the Company in its obligations to convert a Note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within five days after its occurrence, (v) default by the Company in its obligations under the Indenture in respect of certain consolidation, merger and asset sale transactions, (vi) default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture, (vii) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $200,000,000, subject to the reduced cross default threshold provisions of the Indenture, and (viii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries, as defined in the Indenture.

If an event of default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other event of default occurs and is continuing, either the Trustee, by notice to the Company, or the holders of at least 25% of the aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding to become due and payable immediately. Notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the holders of the Notes to receive special interest on the Notes for up to 360 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Capped Call Transactions

In connection with the pricing of the Notes on August 11, 2026, the Company entered into privately negotiated capped call transactions (together, the “Base Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”). In addition, on August 12, 2026, in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s common stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially approximately $83.55, which represents a premium of approximately 35.0% over the last reported sale price of the Company’s common stock on August 11, 2026. The cost of the Capped Call Transactions was approximately $33.2 million.

The Capped Call Transactions are separate transactions, in each case entered into between the Company and the respective Option Counterparty and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Capped Call Transactions is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the form of confirmation set forth in such exhibit.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth under the heading “Indenture and Notes” in Item 2.03 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act, in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 16,157,600 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 16.1576 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 7.01. Regulation FD Disclosure.

On August 14, 2026, the Company issued a press release announcing the closing of the previously announced offering of the Notes to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. When used in this Current Report on Form 8-K, the words “estimate,” “anticipate,” “assume,” “expect,” “believe,” “intend,” “continue,” “should,” “may,” “likely,” “plan,” “seek,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements regarding the Notes, including the conversion thereof, the intended use of the net proceeds including the repurchase of shares of the Company’s common stock, and the timing and consummation of the offering of the Notes and the capped call transactions relating to the Notes; discussions of our business, strategy, plans, and the intentions of management; our platform; growth and capital strategies including our private capital business, investment pipeline and intentions to acquire or dispose of properties (including geographies, timing, partners, clients and terms); operations and results; our share repurchase program; and settlement of shares of common stock sold pursuant to forward sale confirmations under our at-the-market program.

Forward-looking statements are subject to risks, uncertainties, and assumptions about us which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms, structure and partners of such funding); volatility and uncertainty in the credit and financial markets; other risks inherent in real estate, private capital, credit and mezzanine investments, and joint ventures or co-investment ventures including solvency, defaults under leases, bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments (including rights of first refusal or rights of first offer), and potential damages from natural disasters; impairments in the value of our real estate assets; volatility and changes in domestic and foreign laws and the application, enforcement or interpretation thereof (including with respect to tax laws and rates); property ownership through co-investment ventures, funds, joint ventures, partnerships and other arrangements which, among other things, may transfer or limit our control of the underlying investments; epidemics or pandemics; the loss of key personnel; the threat and outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; and the anticipated benefits from mergers, acquisitions, co-investment ventures, funds, joint ventures, partnerships and other arrangements; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements are not guarantees of future plans and performance. Actual plans and results may differ materially from what is expressed or forecasted in this Current Report on Form 8-K and forecasts made in the forward-looking statements discussed in this Current Report on Form 8-K might not materialize. We do not undertake any obligation to update forward-looking statements or other information contained in this Current Report on Form 8-K or to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the respective dates or filing dates, as the case may be, of those documents or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1*	Indenture, dated as of August 14, 2026, between Realty Income Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Form of certificate representing the 3.750% Convertible Senior Notes due 2031 (included as Exhibit A to Exhibit 4.1).
10.1	Form of Capped Call Confirmation
99.1	Press Release, dated August 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2026	REALTY INCOME CORPORATION

	By:	/s/ Bianca Martinez
Bianca Martinez
Senior Vice President, Associate General Counsel and Assistant Secretary